UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 30, 2010

Date of Report (Date of Earliest Event Reported)

KENMAR GLOBAL TRUST

(Exact name of Registrant as Specified in its Charter)

Delaware	333-08869	06-6429854
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 King Street, Rye Brook, New York 10573

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 307-7000

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Kenmar Global Trust (“Registrant”), entered into Amendment No. 2 dated April 30, 2010 to its Demand Promissory Note (“Note”) with Kenmar Preferred Investments Corp. (“Kenmar Preferred”), the managing owner of Registrant, to reflect that:

1.	Fifty percent (50%) of the outstanding principal amount of the Note, along with all accrued and unpaid interest thereon, will be due and payable by Kenmar Preferred on December 31, 2010; and

2.	Fifty percent (50%) of the outstanding principal amount of the Note, along with all accrued and unpaid interest thereon, will be due and payable by Kenmar Preferred on December 31, 2011.

In addition, Registrant and Kenmar Preferred entered into a Pledge Agreement dated April 30, 2010 whereby Kenmar Preferred pledged to Registrant, and granted Registrant a continuing security interest in, all right, title, claim and interest of the Pledgor in and to (a) the management fee payable by World Monitor Trust III to Kenmar Preferred pursuant to Section 4.9 of the Second Amended and Restated Declaration of Trust and Trust Agreement of World Monitor Trust III, dated March 31, 2010 (the “WMT-III Management Fee”) and (b) all rights, powers and privileges of Kenmar Preferred under or with respect to the WMT-III Management Fee.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.13	Amendment No. 2 dated April 30, 2010 to Demand Promissory Note by Kenmar Preferred Investments Corp. to Kenmar Global Trust

10.14	Pledge Agreement dated April 30, 2010 between Kenmar Preferred Investments Corp. and Kenmar Global Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the Registrant in the capacity indicated on May 3, 2010.

KENMAR GLOBAL TRUST (Registrant)

	By:	Kenmar Preferred Investments Corp., its Managing Owner

Date: May 3, 2010	By:	/s/ Lawrence S. Block
		Name:	Lawrence S. Block
		Title:	Executive Vice President
and General Counsel